                                                                    EXHIBIT 23.4


                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 2, 1999 on Delta Beverage Group, Inc. included in PepsiAmericas, Inc. (formerly known as Pepsi-Cola Puerto Rico Bottling Company) Definitive Schedule 14A Proxy Statement filed September 7, 1999.



                                            /s/ ARTHUR ANDERSEN LLP
                                            ARTHUR ANDERSEN LLP


Memphis, Tennessee,
November 12, 1999.